EMPLOYMENT AGREEMENT


     This Agreement is made and entered into effective the 3rd day of July, 1997 by and between Navidec, Inc., a Colorado corporation ("Employer"), and Michael Franklin ("Employee").

      1. Employment. Employer hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions of this Agreement. Employee shall serve in the capacity of Sales Manager of Kiosk Products of Employer and shall perform such functions as the President and/or the Board of Directors of Employer shall reasonably determine from time to time, provided however that Employee's duties shall be consistent with the foregoing capacity and with the training, talent and ability of Employee.

      2. Full-Time Best Efforts. Employee shall devote his full time and attention to the performance of his Employment hereunder and shall at all times perform all of his obligations hereunder to the best of his ability, experience and talent.

      3. Term and Termination. The term of this Agreement shall commence on July 3, 1997 (the "Effective Date") and shall continue uninterrupted through July 3, 1998, unless sooner terminated or extended by mutual agreement. Employee's employment hereunder may be terminated for any reason by either Employer or Employee, including but not limited to:

      (a)  death of Employee;

      (b) Employee's inability, by reason of sickness or other disability, to perform his obligations hereunder for more than ninety consecutive days; or

      (c) Employee's failure to act in accordance with this Agreement or any other breach of this Agreement by Employee; Employee's willful misconduct or persistent negligence or incompetence in the discharge of his duties hereunder; or Employee's commission of any act substantially detrimental to Employer or any material act of moral turpitude.

      4. Salary and Bonus. In consideration for his services, Employer shall pay Employee a salary at the rate of $50,000 minimum base salary per annum plus commissions per schedule attached hereto as Exhibit A. Such salary shall be reviewed and possibly increased annually in the good faith sole discretion of the Board of Directors based upon Employer's and Employee's performance during the prior year. Employee's salary hereunder shall be payable in bi-monthly installments or on such other payment schedule as is used to pay manager level employees. In addition to the foregoing salary, Employee shall be eligible for a bonus determined by the Board of Directors of Employer in its good faith sole discretion after 1997 based upon Employee's performance and the performance of Employer during 1997. Thereafter, Employee shall be entitled to a bonus periodically in the good faith sole discretion of the Board of Directors based upon Employee's performance and the performance of Employer during the applicable period.

      5. Employee Benefits. Employee shall be entitled to such employee benefits as are from time to time made available generally by Employer to its manager employees, including, without limitation, paid vacation and sick leave and health, life and disability insurance. Employee shall commence his employment entitled to 3 weeds of accrued paid vacation.

      6. Confidentiality and Proprietary Information. Employee and Employer shall as a condition to this Agreement execute the Confidentiality and Proprietary Information Agreement attached hereto as Exhibit B. Such Confidentiality and Proprietary Information Agreement shall not restrict Employee's serving on the Board of Directors of another corporation provided that the explicit restrictions of such Agreement are not breached as a result thereof.

      7.  Miscellaneous.

      (a) Entire Agreement. This Agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, written or oral. No waiver under this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith. This Agreement may be amended at any time, provided that such amendment is in writing and is signed by each of the parties hereto.

      (b) Binding Effect. This Agreement may not be assigned by Employee. Subject to that limitation, this Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs and personal representatives, and shall be binding upon and shall inure to the benefit of Employer, its successors and assigns.

      (c) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


     EMPLOYEE:                      EMPLOYER:

                                    NAVIDEC, INC.


  __/s/ Michael Franklin__________  By:_/s/ Ralph Armijo___________
    Michael Franklin                Title:__President_______________



                                 EXHIBIT B
                     CONFIDENTIALITY AND PROPRIETARY
                           INFORMATION AGREEMENT


     As part consideration for my employment by Navidec, Inc. (the
"Company"), or the continuation of my employment or engagement by the Company, and the compensation received by me from the Company from time to time, I covenant and agree as follows:

     1.   Definitions

     (a) As used herein, "Company Materials" shall mean all equipment, documents or other media or tangible items that contain or embody Confidential Information or any other information concerning the business, products, procedures, operations or plans of the Company, whether such items have been prepared by me or by others. "Company Materials" include, but are not limited to, blueprints, drawings, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

     (b) As used herein, "Confidential Information" shall mean inventions, ideas, techniques, processes, procedures, designs and methods for computer systems and other products sold, distributed or manufactured by the Company and similar technical information, including without limitation information about circuits, mask works, layouts, algorithms and computer programs, whether or not patentable, utilized or capable of being utilized by the Company in the course of its business as now or hereafter conducted, and all other matters and information, developed by the Company or any of its employees, such as internal business procedures, customer lists, supply information, price lists, market studies and other information constituting or contributing to the operating capability of the Company and its customers; provided, however, that such confidential matter is limited to such matters as the Company does not make available to the public without restriction or consideration. All of such confidential matter constitutes trade secrets and has substantial value to the Company.

     (c) As used herein, "Inventions" shall mean all improvements, inventions, works of authorship, trade secrets, technology, mask works, circuits, layouts, algorithms, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data.

     (d) As used herein, "Rights" shall mean all patent rights, copyrights, mask work rights, trade secret rights and other intellectual property rights utilized or capable of being utilized by the Company in the course of its business as now or hereafter conducted.

      2.  Rights of Third Parties.

      (a) I represent and warrant that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment or engagement with the Company.

      (b) I represent and warrant that I have not and shall at not at any time in any manner disclose or otherwise make available to the Company any invention, formula, secret, process, technique, technology or trade secrets or other confidential matter which are the property of any other person, firm, corporation or other organization. I shall indemnify the Company and hold it harmless against any actual or contingent liability, expense or cost incurred by it as a result of the breach of the foregoing representations and warranties.

     3. Confidentiality. I acknowledge that all Confidential Information, including confidential matter developed by me during the term of my employment or engagement by the Company, is the sole and exclusive property of the Company. I agree that I will not, during the term of my employment or engagement as a consultant to the Company or at any time thereafter, disclose such Confidential Information to any third party or use such Confidential Information in any way to compete with, or in any way adverse to, the Company, except with the prior written consent of the Company. I further agree that during my employment or engagement by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as necessary for the normal performance of my duties. Upon termination of my employment or engagement by the Company, I agree promptly to deliver to the company all tangible materials in my possession or subject to my control constituting or evidencing Confidential Information and other property of the Company, including without limitation Company Materials.

     4.   Trade Secrets, Copyrightable Works and Inventions.

      (a) I will disclose in writing to the Company immediately upon conception thereof all Inventions, as defined herein, whether or not copyrightable or patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment or engagement as a consultant by the Company. I will also disclose in writing to the Company all things that would be Inventions if made during the term of my employment or engagement by the Company, conceived, reduced to practice, or developed by me within six months after the termination of my employment or engagement by the Company.

      (b) I shall assign and turn over to the Company, its successors, nominees and assigns, without any additional compensation whatsoever, any and all Inventions which are made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment by the Company, relating or in any way applicable to any business or field of interest of the Company or arising out of any task assigned to me by the Company and shall, at the Company's request and expense, execute, acknowledge and deliver all applications for Copyright and Letters Patent covering such Inventions, in this and all foreign countries, and all assignments, contracts and other documents which may be necessary or requested to vest fully and completely in the Company, its successors, nominees and assigns, the sole ownership of such Inventions and of all copyrights and patents covering the same. I shall further cooperate fully with the Company, its successors, nominees and assigns in obtaining, maintaining and defending all such copyrights and patents.

      (c) I agree that all works of authorship and other copyrightable works created by me, either alone or jointly with others, during the term of my employment or engagement as a consultant by the Company, relating or in any way applicable to any business or field of interest of the Company or arising out of any task assigned to me by the Company, are works made for hire.

     (d) I have attached hereto a complete list of all existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement.

     (e) If any Inventions or Rights, as defined herein, assigned hereunder are based on, incorporate or cannot be made and used without violating any Inventions or Rights owned or licensed by me and not assigned hereunder, I hereby grant the Company a perpetual, world wide, royalty-free, non-exclusive sublicensable right and license to exploit and exercise all such Inventions and Rights in support of the Company's exercise or exploitation of any assigned Inventions or Rights (including any modifications, improvements and derivatives thereof).

     5.   Miscellaneous.

     (a) This Agreement and all provisions hereof shall bind and inure to the benefit of the Company, me and our respective heirs, successors, personal representatives and assigns. The obligations under paragraphs 1, 2 and 3 of this Agreement shall continue in effect after termination of my employment or engagement as a consultant by the Company, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

     (b) This Agreement and all questions arising hereunder shall be governed by the laws of the State of Colorado.

     (c) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision may be severed or enforced to the extent possible, and such invalidity, illegality or unenforceability shall not affect the remainder of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective this _____ day of ____________, 199__.

COMPANY:                                  EMPLOYEE:

NAVIDEC, INC.



By:                                       By:


Print:                                    Print: